Exhibit 15.3

[Letter Head of Maples and Calder (Hong Kong) LLP]

Our refRDS/658302-000001/19820569v1
Direct tel+852 2971 3046
Emailrichard.spooner@maples.com

TAL Education Group
15/F, Danling SOHO
No. 6 Danling Street, Haidian District
Beijing 100080
People’s Republic of China

7 May 2021

Dear Sirs

TAL Education Group

We consent to the reference to our firm under the heading “Item 4. Information on the Company—Organizational Structure” in the annual report on Form 20-F for the fiscal year ended February 28, 2021, which will be filed by TAL Education Group in May 2021 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference of our opinions under this heading into the Company’s Registration Statements No. 333-172178 and 333-249518 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 28, 2021.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP